UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2021 urban-gro, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39933	46-5158469
(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G

Lafayette, Colorado 80026

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (720) 390-3880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	UGRO	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.Entry Into a Material Definitive Agreement.

Stock Purchase Agreement

On June 28, 2021, urban-gro, Inc., (the “Company” or “Parent”), urban-gro Architect Holdings, LLC, (the “Buyer”), a wholly-owned subsidiary of the Company, the 2WRGA Shareholders, the 2WRCO Shareholders, the MJ12 Shareholders, the 2WRMS Shareholders (collectively, the “Sellers” and each a “Seller”), and Sam Andras, an individual (the “Seller Representative”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which the Buyer will purchase all of the issued and outstanding capital stock of 2WR of Colorado, Inc., a Colorado corporation (“2WRCO”), 2WR of Georgia, Inc., a Georgia corporation (“2WRGA”), MJ12 Design Studio, Inc., a Colorado corporation (“MJ12”) (collectively, the “Purchased Shares”) from the Sellers. In connection with the acquisition of the Purchased Shares, Buyer will enter into an affiliate relationship with 2WR of Mississippi, P.C., a Mississippi professional corporation (“2WRMS” and together with 2WRCO, 2WRGA and MJ12, the “Target Companies”).

Pursuant to the Purchase Agreement, the Purchased Shares will have a purchase price of up to $7.1 million, which purchase price is subject to customary working capital adjustments (the “Purchase Price”). At closing, the Purchase Price will be paid in the form of wire transfer of immediately available funds and the issuance of unregistered shares (the “Closing Payment Shares”) of Parent’s common stock, par value $0.001 (“Parent Common Stock”), which Closing Payment Shares will have an aggregate stated value of approximately $2.0 million. Additionally, the Purchase Agreement provides for additional earnout payments (“Earnout Payments”) to the Sellers of up to an aggregate amount of $2.0 million, payable in cash or unregistered shares of Parent Common Stock in the Buyer’s sole discretion. The Earnout Payments are payable quarterly for a two year period and will be equal to twenty percent of the Target Companies’ Quarterly Gross Profit (as defined in the Purchase Agreement). The value of the shares of Parent Common Stock to be issued in the transaction will be determined based upon the daily volume weighted average closing price of the Parent Common Stock in the ten trading days prior to the issuance of such shares.

The Purchase Agreement contains customary representations and warranties, operating covenants and termination rights.

The foregoing provides only a brief description of the material terms of the Purchase Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Purchase Agreement filed as an exhibit to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

Number	Exhibit
2.1	Stock Purchase Agreement

99.1	Press Release dated June 29, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: June 29, 2021	By:	/s/ Bradley Nattrass
Bradley Nattrass
Chief Executive Officer